Exhibit 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

SECOND AMENDMENT TO LOAN AGREEMENT, (the "Amendment") dated as of November 5, 2025, by and between ATN VI Holdings, LLC ("ATN"), a Delaware limited liability company, Caribbean Asset Holdings LLC, a Delaware limited liability company (collectively, with the Company, the “Borrower”) and NATIONAL COOPERATIVE SERVICES CORPORATION ("NCSC"), a cooperative association organized and existing under the laws of the District of Columbia.

RECITALS

WHEREAS, the Borrower and Rural Telephone Finance Cooperative (“RTFC”) are parties to that certain Loan Agreement, dated as of July 1, 2016 and amended by that Amendment to Loan Agreement dated May 5, 2022 (the "Original Agreement"); and

WHEREAS, NCSC is the successor in interest to RTFC; and

WHEREAS, the Borrower has requested a modification of certain terms of the Original Agreement and NCSC has agreed to such modifications; and

WHEREAS, the Borrower and NCSC have agreed to amend the Original Agreement to reflect the terms of such agreement.

NOW, THEREFORE, for and in consideration of the foregoing, and in further consideration of the premises and the mutual covenants herein contained, the parties hereby amend the Original Agreement, agree and bind themselves as follows:

Section 1.Recitals.  The foregoing recitals are incorporated herein by reference.

Section 2.Definitions. Capitalized terms that are not defined herein shall have the meanings assigned to them as set forth in the Original Agreement.

Section 3.Amendments.

3.1The definition of “Maturity Date” in Section 1 of the Original Agreement is amended to mean July 1, 2035.

3.2Section 2.03 (b) (i) is deleted in its entirety and replaced with:

“The Loan will continue to accrue interest at the current fixed 4.0% rate through June 30, 2026. Starting on July 1, 2026, NCSC shall offer, at Borrower’s option, a forward fixed rate or variable rate of interest for the remainder of the term of the Loan through the Maturity Date. Any election by Borrower to change to a fixed rate will be set forth in a separate rate lock agreement. The variable rate shall be NCSC’s standard variable rate of interest for long-term loans and subject to change monthly. If the Borrower elects the variable rate, the Borrower will have the option to convert all or a portion of principal outstanding as of the date specified in the Conversion Notice (as defined below), to NCSC’s standard fixed interest rates for long-term loans at any time thereafter without a fee. Fixed interest rates are matched-funded and are placed at the Borrower's request for a Borrower-

specified period of time.  Conversions of a loan or portions thereof from the fixed rate mode are subject to certain notice provisions to NCSC and the payment of breakage costs.”

3.3The following is added to Schedule 1:

“5.  The Loan will continue to require interest-only payments at the current rate through June 30, 2026. Starting on July 1, 2026, the Loan will be subject to a quarterly repayment schedule using the level debt service, level principal amortization method or a principal repayment schedule mutually agreed upon by NCSC and Borrowers that is substantially similar to the principal amortization schedule detailed in Attachment A. Interest will continue to be billed quarterly while the principal balance on the Loan remains above $0.”

3.4Section 6.04 of the Original Agreement is deleted in its entirety and replaced with:

“Financial Covenants.   Maintain a maximum Net Leverage Ratio of 7.00 through December 31, 2025, 5.00 as of December 31, 2026, 4.75 as of December 31, 2027, and 4.50 as of December 31, 2028, and each year thereafter, measured annually; and maintain a minimum Fixed Charge Coverage Ratio of 1.25 to 1:00 as of December 31, 2026, and each year thereafter, measured annually.”

3.5Section 7.03 is deleted in its entirety and replaced with:

“Dividends and Other Cash Distributions.  ATN shall not, in any one calendar year, without prior written consent of NCSC: (a) declare or pay any dividends or make any other distributions to its stockholders, members or partners with respect to its capital stock, membership interests or partnership interests; (b) purchase, redeem or retire any of its capital stock, membership interests or partnership interests; (c) make any cash principal or cash interest payments on account of any subordinated or junior lien debt, or (d) pay any management fees or if already paying a management fee that has been disclosed and agreed to by the NCSC prior to closing, pay an increase in such management fees (collectively, "Restricted Payments"), unless, on a pro forma basis immediately after giving effect to such Restricted Payment as if it was made on the last day of the most recently ended calendar month, (i) the Fixed Charge Coverage Ratio shall not be less than 1.25 to 1.00 as of the last day of the most recently ended calendar month and (ii) the Borrower shall be in compliance with the Net Leverage Ratio covenant above as if such covenant applied as of the last day of the most recently ended calendar month. In no event may ATN make any Restricted Payment when any Event of Default shall have occurred and be continuing at the time of any such Restricted Payment or would occur immediately after giving effect thereto as a result of such Restricted Payment. Notwithstanding the forgoing, (A) any direct or indirect wholly-owned Subsidiary of the Borrower may make Restricted Payments to the Borrower or another wholly-owned Subsidiary of the Borrower that is a Loan Party, (B) any direct or indirect Subsidiary of the Borrower may make, declare, order or pay pro rata cash dividends or distributions and (C) the Borrower or any direct or indirect Subsidiary of the Borrower may make dividends or distributions in the form of Equity

Interests of such Person. The terms Restricted Payment, Loan Party, Equity Interests, and Event of Default will remain as defined in the existing Loan Agreement.”

Section 4.Conditions to Amendment. The obligation of NCSC to enter into this Amendment is subject to the satisfaction of the following conditions:

4.1.Borrower Documents.  NCSC shall have been furnished with (i) an executed original, satisfactory to NCSC, of this Amendment, and (ii) certified copies, satisfactory to NCSC, of all such organizational documents and proceedings of the Borrower authorizing the transactions hereby contemplated as NCSC shall require.

4.2Government Approvals.  The Borrower shall have furnished to NCSC true and correct copies of all certificates, authorizations and consents necessary for the execution, delivery and performance by the Borrower of this Amendment.

4.3Special Closing Conditions.

a)ATN and its subsidiaries shall have no indebtedness for borrowed money other than outstanding debt and commitments detailed in ATN's consolidated financial statements dated as of December 31, 2024.
b)Execution and delivery of the credit documents in a form and content reasonably satisfactory to NCSC.
c)Evidence of all necessary regulatory, government and/or third party approvals.
d)Confirmation of representations and warranties, including that there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower and its subsidiaries.

Section 5.Effectiveness of Amendment.  This Amendment and the terms hereof shall be effective on the date the Borrower has fulfilled the conditions set forth in Section 4 hereof.

Section 6.Representations and Warranties.   As a further inducement for NCSC to enter into this Amendment, the Borrower represents and warrants that:

6.1Good Standing.  The Borrower is a corporation organized and validly existing and in good standing under the laws of the state of its incorporation, is duly qualified in those states in which it is required to be qualified to conduct its business and has power to enter into and perform this Amendment.

6.2Authority; Validity.  The execution, delivery and performance by the Borrower of this Amendment and the performance hereof, have been duly authorized by all necessary corporate action and will not violate any provision of law or of the articles of incorporation or bylaws of the Borrower, or result in a breach of, or constitute a default under, any agreement, indenture or other instrument to which the Borrower is a party or by which it may be bound.  The individual executing this Amendment has been duly authorized to act on behalf of the Borrower and has the requisite authority to bind the Borrower to the terms hereof without further action of, and without obtaining any additional approvals from, the Borrower’s governing body or any other person or entity.

This Amendment is, and when fully executed and delivered will be, legal, valid and binding upon the Borrower and enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity.

6.3Material Adverse Change. There has been no material adverse change in the financial condition or operations of the Borrower since the date of the Original Agreement, except as set forth in the most recent financial statements submitted to NCSC or as otherwise disclosed in writing to NCSC prior to the date hereof.

6.4REQUIRED APPROVALS.  NO LICENSE, CONSENT OR APPROVAL OF ANY GOVERNMENTAL AGENCY OR AUTHORITY IS REQUIRED TO ENABLE THE BORROWER TO ENTER INTO THIS AMENDMENT, OR TO PERFORM ANY OF THE OBLIGATIONS PROVIDED FOR HEREIN, EXCEPT AS HAVE BEEN OBTAINED BY THE BORROWER AND DELIVERED TO NCSC PRIOR TO THE DATE HEREOF.

6.5Prior Representations and Warranties.  All representations and warranties made by the Borrower in the Original Agreement are true and correct as of the date hereof.

Section 7.Miscellaneous.

7.1Modification.   No modification or waiver of any provision of this Amendment, and no consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing by the party granting such modification, waiver or consent.

7.2Merger and Integration.  This Amendment, the Original Agreement and the matters incorporated by reference contain the entire agreement of the parties hereto with respect to the matters covered and the transactions contemplated hereby.

7.3Incorporation; Inconsistency with Original Agreement. Except as otherwise amended or modified herein, the terms, conditions and provisions of the Original Agreement are incorporated herein by reference as if set forth in full herein and remain in full force and effect. In the event of any conflict or inconsistency between the terms of this Amendment and the Original Agreement, the terms of this Amendment shall control.

7.4GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(A) THE PERFORMANCE AND CONSTRUCTION OF THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE of NEW YORK.

(B) THE BORROWER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES COURTS LOCATED IN VIRGINIA AND OF ANY STATE COURT SO LOCATED FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE

ESTABLISHING OF THE VENUE OF ANY SUCH PROCEEDINGS BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(C) THE BORROWER AND NCSC EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.5Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. The Borrower and NCSC agree to electronic contracting and signatures (including DocuSign, Adobe Sign and other electronic platforms acceptable to each party) with respect to this Amendment. Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, e-mail (e.g., “pdf” or “tif”) or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the manually signed originals and shall be admissible into evidence for all purposes.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

ATN VI HOLDINGS, LLC

		By:	/s/ Carlos R. Doglioi

		Title:	Treasurer

Attest:	/s/ Michele Satrowsky

Title:	VP - Corporate Treasurer

CARIBBEAN ASSET HOLDINGS LLC

		By:	/s/ Carlos R. Doglioi

		Title:	Treasurer

Attest:	/s/ Michele Satrowsky

Title:	VP - Corporate Treasurer

NATIONAL COOPERATIVE SERVICES
CORPORATION (successor in interest to
Rural Telephone Finance Cooperative)

		By:	/s/ Laura Kiff
Assistant Secretary-Treasurer

Attest:	/s/ Aamer Arshad
Assistant Secretary-Treasurer

Loan Number: __________________